UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

March 21, 2005

Date of Report (Date of earliest event reported)

CONTINENTAL MATERIALS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-03834 (Commission File Number)	36-2274391 (IRS Employer Identification No.)

200 South Wacker Dr., Suite 4000 Chicago, IL (Address of Principal Executive Offices)	60606 (Zip Code)

(312) 541-7200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☒  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.   Results of Operations and Financial Condition.

On March 24, 2005, Continental Materials Corporation (the “Company”) announced its financial results for the quarter and year ended January 1, 2005.  A copy of the press release is furnished pursuant to this Item 2.02 as Exhibit 99.1 to this Current Report on
Form 8-K.

Item 8.01.   Other Events.

In its press release dated March 24, 2005, the Company announced its intention to launch a modified Dutch Auction tender offer for up to 400,000 shares, or approximately 24% of its outstanding common stock, at prices ranging from $27.50 to $30.50 per share, under the heading “Intent to Initiate Dutch Auction Tender Offer.” The Company hereby incorporates such information by reference into this Item 8.01 of this Current Report on Form 8-K.

Item 9.01.   Financial Statements and Exhibits.

(c)           Exhibits.

99.1   Continental Materials Corporation Press Release, dated March 24, 2005.

The portions of the Press Release incorporated by reference into Item 8.01 of this Current Report on Form 8-K are being filed pursuant to Item 8.01. The remaining portions of the press release are being furnished pursuant to Item 2.02 of this Current Report on Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTINENTAL MATERIALS CORPORATION

By:	/s/ Joseph J. Sum
Name:	Joseph J. Sum
Title:	Chief Financial Officer

Date: March 24, 2005